UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2015

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX 78701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 30, 2015, Silicon Laboratories International Pte. Ltd. (“Silicon Laboratories International”), the Singapore subsidiary of Silicon Laboratories Inc., Aura Capital Oy, a Finnish limited liability company, individual holders of Bluegiga shares and individual holders of Bluegiga options entered into a Sale and Purchase Agreement (the “Purchase Agreement”) pursuant to which Bluegiga Technologies Oy, a Finnish limited liability company, became a wholly-owned subsidiary of Silicon Laboratories International.  Bluegiga is a provider of Bluetooth® Smart, Bluetooth Classic and Wi-Fi® modules and software stacks for a multitude of applications in the Internet of Things (IoT), industrial automation, consumer electronics, automotive, retail, residential, and health and fitness markets.

Under the terms of the Purchase Agreement, Silicon Laboratories International acquired all of the outstanding capital stock of Bluegiga and approximately $6.9 million of capital loans previously made to Bluegiga in exchange for cash consideration of $60.8 million less an amount equal to certain Bluegiga liabilities as of the closing date. Of the initial consideration, approximately $9.4 million was withheld as security for breaches of representations and warranties and certain other expressly enumerated matters.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The press release announcing the Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1	Sale and Purchase Agreement, dated January 30, 2015, by and between Silicon Laboratories International Pte. Ltd., Aura Capital Oy, Individual Share Sellers and Individual Option Sellers

99.1	Press release of Silicon Laboratories Inc. dated February 3, 2015 entitled “Silicon Labs Acquires Bluegiga, A Leader in Bluetooth and Wi-Fi Connectivity Solutions”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

February 4, 2015	/s/ John C. Hollister
Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Sale and Purchase Agreement, dated January 30, 2015, by and between Silicon Laboratories International Pte. Ltd., Aura Capital Oy, Individual Share Sellers and Individual Option Sellers

99.1	Press release of Silicon Laboratories Inc. dated February 3, 2015 entitled “Silicon Labs Acquires Bluegiga, A Leader in Bluetooth and Wi-Fi Connectivity Solutions”